Bristow Group Inc. NEWS RELEASE BRISTOW IRELAND LIMITED SIGNS NEW SAR CONTRACT WITH  IRISH DEPARTMENT OF TRANSPORT   Bristow Ireland Limited signs contract with Irish Department of Transport to deliver  search and rescue (SAR) aviation services on behalf of the Irish Coast Guard    Bristow will operate six specialised SAR‐configured AW189 helicopters from dedicated  bases in Sligo, Shannon, Waterford, and Dublin Weston    In addition to the helicopter service, the new Coast Guard aviation service will, for the  first time, also include a fixed‐wing aircraft service   The 10‐year contract includes options to extend the contract an additional three years DUBLIN, August 22, 2023 ‐ Bristow Ireland Limited, a subsidiary of Bristow Group Inc. (NYSE:  VTOL), the leading global provider of innovative and sustainable vertical flight solutions, has  signed a contract with the Irish Department of Transport for the provision of rotary and fixed‐ wing aviation services for the Irish Coast Guard.  Bristow will begin transitioning to the new contract in the fourth quarter of 2024. The Company  will operate six specialised SAR‐configured AW189 helicopters from four dedicated bases in  Sligo, Shannon, Waterford, and Dublin Weston. The AW189s will be configured with the latest  evolution of mission system reflecting the requirements of the Irish Coast Guard.  In an expansion to the current service for the Irish Coast Guard, two specialized King Air fixed‐ wing aircraft will provide operational support from Shannon Airport for search and rescue and  environmental monitoring. The fixed wing element of the service will also provide highly  sophisticated aircraft mission management and communications systems (in coordination with  the helicopter fleet). The fixed wing aircraft will also be available to provide ‘Top Cover’ support  to helicopters engaged in long range medical evacuations.  Bristow will deliver nationwide all‐weather 24‐hour coverage, 365 days a year. Under the new  contract, Bristow will create or sustain more than 150 jobs ranging from specialist ground  support, engineering, flight operations, and in‐country maintenance and support capabilities,  ensuring its teams and aircraft stand at full readiness to respond to tasking from the Irish Coast  Guard.   The 10‐year contract has options to extend an additional three years, allowing for a total of 13  years for these new aviation services. The contract also makes provision for the Air Corps to  provide the fixed wing element of the service after five years.  “The entire team at Bristow Ireland Limited is honoured to be chosen to deliver this critical and  life‐saving public service for the people of Ireland,” said Alan Corbett, Bristow’s Chief Operating  Officer, Government Services. “We look forward to collaborating closely with the Irish

Bristow Group Inc. NEWS RELEASE Department of Transport, Irish Coast Guard, and all stakeholders as we prepare to deliver this  critical public service.”    “We will provide a safe, dependable, and innovative service that will deliver world‐class search  and rescue across the country. Bristow Ireland Limited will implement Bristow’s globally  recognised and industry‐leading ‘Target Zero’ safety culture in Ireland, to ensure safety is at the  forefront of every flight we take, and each decision made,” added Corbett.    More information about the Irish Coast Guard Aviation Service contract can be found on the  gov.ie website.   About Bristow Group Bristow Group Inc. is the leading global provider of innovative and sustainable vertical flight solutions. Bristow primarily provides aviation services to a broad base of offshore energy companies and government entities. The Company’s aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, uncrewed air systems and ad-hoc helicopter services. Bristow currently has customers in Australia, Brazil, Canada, Chile, the Dutch Caribbean, the Falkland Islands, India, Mexico, the Netherlands, Nigeria, Norway, Spain, Suriname, Trinidad, the U.K., and the U.S. To learn more, visit our website at www.bristowgroup.com. Investors  Bristow Group Inc.  Jennifer Whalen  +1 713.369.4692  InvestorRelations@bristowgroup.com     Media  Bristow Group Inc.  Adam Morgan  +1 832.783.7927  Adam.morgan@bristowgroup.com   Local media  Bristow Group Inc.  John Fyall   +44 (0)7712 429647 john.fyall@bristowgroup.com